Exhibit 10.1


                          LICENSE AND OPTION AGREEMENT

This License and Option Agreement made as February 28, 1998 ("Effective Date"), between Becton, Dickinson and Company a corporation of the state of New Jersey, through its subsidiary PharMingen having its principle offices at 10975 Torreyana Road, San Diego CA 92121 and its Affiliates both foreign and domestic (hereinafter individually and collectively "BECTON") and ENDOGEN, Inc. a corporation of the state of Massachusetts having its principle offices at 30 Commerce Way, Woburn, MA 01801-1059 (hereinafter "ENDOGEN").

                               W I T N E S E T H:

WHEREAS, ENDOGEN has exclusive rights with respect to the Licensed Patents, as defined below, pursuant to the license agreements by and between ENDOGEN, having acquired exclusive rights to these Licensed Patents from T Cell Sciences, Inc. and the following universities: Stanford University, The Ontario Cancer Institute, The California Institute of Technology, the Massachusetts Institute of Technology, Harvard University, and the Dana-Farber Cancer Institute, Inc., hereinafter referred to individually and collectively as the "INSTITUTIONS". The exclusive licenses between T Cell Sciences, Inc. and the INSTITUTIONS are dated October 1, 1992 for the alpha beta related Licensed Patents and November 1, 1992 for gamma delta related Licensed Patents hereinafter individually and collectively "ENDOGEN License";

WHEREAS, BECTON wishes to obtain worldwide, non-exclusive rights under said ENDOGEN License to make, use, have made, sell, have sold on its behalf and import Products for research use only ("RUO"); and

WHEREAS, the parties also desire to enter into an option arrangement, in which ENDOGEN will grant to Becton and Becton will accept an option for a worldwide exclusive license in and to Licensed Patents for all in-vitro diagnostic ("IVD") applications, such option being contingent and exercisable upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, ENDOGEN and BECTON agree as follows:

Section 1.   DEFINITIONS
------------------------

1.1 "Licensed Patent(s)" shall mean any issued patents or pending patent applications claiming priority to the technology as described in ENDOGEN License, including those listed, or issued on applications listed in Exhibit A, together with any divisions, continuations in whole or in part, re-examination and/or reissues, both foreign and domestic of the foregoing patents and pending applications, to which ENDOGEN has or shall have during the term hereof the right to grant sublicenses.

1.2 "Product(s)" shall mean any substance or antibody used to detect TcR proteins, the manufacture, use or sale of which (but for the license granted to BECTON in this License Agreement) would infringe upon (or would contribute to the infringement of) a claim of any Licensed Patent as the claim coverage provided by each issued patent has been agreed to by the parties hereto and delineated in Exhibit C. The claim coverage description provided in Exhibit C is for the purpose of identifying the Products covered thereby. For each currently pending application (both foreign and domestic) which subsequently issues as a patent, or for any Licensed Patent which would cover a Product but the parties have not agreed in writing as to the claim coverage, then the parties shall agree in writing as to the claim coverage provided by such subsequently issued patent and Licensed Patents.

1.3 "Net Sales" means the amount billed or invoiced on sales of Licensed Products by BECTON or its Affiliates less:

(a) Customary trade, quantity or cash discounts and non-affiliated brokers' or agents' commissions actually allowed and taken.

(b) Amounts repaid or credited by reason of rejection or return; and/or To the extent separately stated on purchase orders, invoices or other documents of sales, taxes or duties levied on and/or other governmental charges made as to production, sale, transportation, delivery or use and paid by or on behalf of BECTON.

1.4 "Valid Claim" shall mean a claim of an issued patent which has not lapsed or become abandoned or been rendered invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken.

1.5 "TcR Antibody Patents" shall mean the Licensed Patents, both foreign and domestic, to TcR antibodies and which are separately identified in Exhibit B.

1.6 "Affiliate(s)" shall mean any legal entity such as corporation, partnership, or limited liability company that is controlled by BECTON. For the purpose of this definition, the term "control" means (i) beneficial ownership of at least Fifty Percent (50%) of the voting securities of a corporation or other organization with voting securities or (ii) a Fifty Percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting rights.

Section 2.   LICENSE
--------------------

2.1 ENDOGEN hereby grants to BECTON, who accepts the same a non-exclusive, indivisible, worldwide right and license, without the right to grant sublicenses, under the Licensed Patents to make, have made, use, sell, have sold and import the Product for RUO applications only and to grant to its customers, the right to use the Product sold by Becton hereunder for RUO applications only.

Section 3.   FEES AND ROYALTIES
-------------------------------

3.1 BECTON shall pay to ENDOGEN a one time, non-returnable, non-creditable license fee of [CONFIDENTIAL TREATMENT REQUESTED]* within thirty (30) days of the Effective Date, which fee payment shall not be creditable against royalties due and payable under Paragraph 3.2, providing that within [CONFIDENTIAL TREATMENT REQUESTED]* of the Effective Date ENDOGEN enters into [CONFIDENTIAL TREATMENT REQUESTED]* agreement in and to [CONFIDENTIAL TREATMENT REQUESTED]*. In the event that ENDOGEN does not enter into such [CONFIDENTIAL TREATMENT REQUESTED]* agreement with [CONFIDENTIAL TREATMENT REQUESTED]* within such period, then [CONFIDENTIAL TREATMENT REQUESTED]* shall be fully creditable against future royalties due and payable



----------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

by BECTON, however, BECTON shall not apply the credit on more than [CONFIDENTIAL TREATMENT REQUESTED]*

3.2 In consideration of the License granted hereunder and pursuant to Exhibit C, BECTON shall pay ENDOGEN a royalty which is a percentage of Net Sales with respect to all Products, covered by a Valid Claim of an issued patent, which are manufactured, used, sold, or otherwise transferred by or for BECTON. The applicable royalty rates are as follows:


                   Royalty                    Net Sales Yearly Aggregate
                   -------                    --------------------------
                       [CONFIDENTIAL TREATMENT REQUESTED]*



3.3 Consistent with the parties' understanding and agreement expressed in this
Section 3, it is further understood by both parties hereto that the Products as presently contemplated or as configured in the future may be sold in a combination package, composite or kit containing other products, components or items which would not be used in methods subject to the license granted herein. In such event, Net Sales, for purposes of determining royalty payments on the combination package, shall be calculated by the following applicable method:

     (a) By multiplying the Net Sales of that combination package by the fraction A/A+B, where A is the price, during the royalty paying period in question, of the Product when sold separately, and B is the price, during the royalty paying period in question, of the other components in the combination package or kit; or



----------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     (b) In the event that no such separate sales are made of the Product during the royalty paying period in question, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of that combination package or kit by the fraction C/C+D, where C is the standard fully absorbed cost to BECTON of the Product and D is the standard fully absorbed cost to BECTON of the other components in the combination package or kit, such costs being determined by using BECTON's standard accounting procedures which shall be in accordance with generally accepted accounting practice.


3.4 It is also understood that a Product may be sold under a reagent rental agreement, or analogous agreement where a purchaser is provided an instrument for use in conjunction with a Product and the costs associated with the placement and use of the instrument are not separately billed, but instead represent some portion of the purchase price of the Product, such that the transaction does not enable determination of the Net Sales solely in respect of a Product. In such event, the Net Sales for those units of such a particular Product which are sold on a reagent rental or analogous basis shall be calculated by multiplying for each Product, (a) the average Net Sales price per unit when the said Product is sold to end users on other than a reagent rental or analogous basis, by (b) the number of such units of said Product sold on a reagent rental or analogous basis during the period for which Net Sales is being calculated.

3.5 For all situations in Exhibit C where a reduced royalty is to paid upon the sale of Product, the royalty due under Paragraph 3.2 above shall be [CONFIDENTIAL TREATMENT REQUESTED]*.

3.6 Nothing contained herein shall obligate BECTON to pay royalties on sales of any Product by BECTON to its Affiliates or vice versa or to pay royalties more than once in respect of sales of any Product or to pay multiple royalties for any reason.



----------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.7 In the event that BECTON is required to pay an additional royalty, for the Products related to TcR technology, on a per country basis, on a per country basis, to a third party in order to make, use, sell or import the Products, then the royalty due and payable to ENDOGEN hereunder shall be [CONFIDENTIAL TREATMENT REQUESTED]*.

Section 4.   PAYMENTS, RECORDS, AND REPORTS
-------------------------------------------

4.1 Royalties shall accrue when Products with respect to which royalty payments are required under this Agreement are first sold by or for BECTON. The Product shall be considered sold when billed out.

4.2 BECTON shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts of royalty payable to ENDOGEN. Said books of account shall be kept at BECTON's principal place of business of the appropriate division of BECTON to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for the length of this Agreement following the end of the calendar year to which they pertain, to the inspection of ENDOGEN or its agents for the purpose of verifying BECTON's royalty statement or compliance in other aspects with this Agreement. Should such inspection lead to the discovery of a greater than [CONFIDENTIAL TREATMENT REQUESTED]* discrepancy in reporting to BECTON's detriment, then [CONFIDENTIAL TREATMENT REQUESTED]*

4.3 BECTON shall deliver to each ENDOGEN true and accurate reports, giving such particulars of the business conducted by BECTON under this Agreement as shall be pertinent to royalty accounting hereunder within sixty (60) days after March 31, June 30, September 30, and December 31 of each year. These reports shall include at least the following:

     (a) number of each and total Products manufactured, leased and sold by BECTON;

     (b) accounting for Net Sales of each and total Products, noting the deductions applicable as provided in Section 1.3; and

     (c)  running royalties due under Section 3.

If no royalties shall be due for any Product in any jurisdiction, BECTON shall report so.



----------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.4 All payments made hereunder shall be made to ENDOGEN at the address set forth in Section 10 of this Agreement, or at such other address as ENDOGEN shall specify by written notice, and shall be in U.S.A. dollars. However, if any payment on account of sales is received by BECTON on a foreign currency, such amount shall be converted monthly to United States funds at the rate set internally by BECTON'S international finance department providing exchange rates, used by BECTON, for translation of end of the month balance sheets and following month income statements. These applicable conversion rates shall periodically be provided by BECTON to ENDOGEN with each written royalty report.

4.5 The royalty amount due under this Agreement shall be considered overdue if it is received by ENDOGEN later than twenty (20) days past the due date of the corresponding royalty report. Such overdue royalty shall bear interest from the twenty-first day past the due date of the corresponding royalty report until the payment thereof, at a rate of two percent (2%) above the prime rate in effect at the Chase Manhattan Bank on the due date of the corresponding royalty report. The payment of such interest shall not foreclose ENDOGEN from exercising any other right it may have as a consequence of the lateness of any payment.

Section 5   MAINTENANCE AND ENFORCEMENT OF LICENSED PATENTS
-----------------------------------------------------------

5.1 ENDOGEN agrees to reasonably prosecute and maintain, the Licensed Patents. ENDOGEN shall advise BECTON promptly of any significant developments during the prosecution of Licensed Patents such as the issuance of, or rejection of, or filing of any continuations continuations-in-part of any Licensed Patents. BECTON shall have the option but not the obligation to participate in the preparation of any responses, if any, to any such developments.

5.2 BECTON agrees to reimburse ENDOGEN [CONFIDENTIAL TREATMENT REQUESTED]*. Additional patents and countries may be added by mutual agreement of the parties in writing.

-----------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
 AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.3 In the event that [CONFIDENTIAL TREATMENT REQUESTED]* becomes a [CONFIDENTIAL TREATMENT REQUESTED]*, then BECTON's reimbursement under Section
5.2 shall be [CONFIDENTIAL TREATMENT REQUESTED]*. In the event that any additional entities, having gross revenues equal to or greater than [CONFIDENTIAL TREATMENT REQUESTED]* per year, become [CONFIDENTIAL TREATMENT REQUESTED]* then the reimbursement paid by BECTON hereunder shall be [CONFIDENTIAL TREATMENT REQUESTED]*.

5.4 ENDOGEN and BECTON shall notify each other promptly in writing if either becomes aware of any infringement or suspected infringement of the Licensed Patents.

Section 6   OPTION TERMS AND CONDITIONS
---------------------------------------

6.1 ENDOGEN hereby grants BECTON an option to take an exclusive license, without the right to grant sublicense, in and to the Licensed Patents to make, use, have made, sell, have sold and import the Product for all IVD applications only (hereinafter referred to as "Option"). Such Option shall continue from the Effective Date until the expiration of the last to expire of the Licensed Patents, providing that Becton continues to pay the annual Option renewal fees as provided in Paragraph 6.5 below.

6.2 BECTON hereby accepts the Option granted herein by executing this Option Agreement and paying ENDOGEN a non-returnable, non-creditable option fee of [CONFIDENTIAL TREATMENT REQUESTED]* within thirty (30) days of the Effective Date.

6.3 At any time following the Effective Date BECTON may exercise the Option for each IVD Product by one of the following mechanisms, promptly thereafter the parties shall amend this Agreement to include the IVD Products and any terms and conditions related thereto. Promptly following exercise of the Option the parties shall agree in writing as to the claim coverage provided by the Licensed Patents pertaining to the IVD Products.

     (i) Initiation of a clinical trial, which initiation shall include the parties mutually agreeing to a definitive protocol to be initiated for the purpose of



----------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          obtaining data for U.S. Food and Drug Administration ("FDA") filing or any equivalent foreign agency or regulatory body filing, to obtain regulatory approval for the sale of a specific product for sale as an IVD Product and by payment to ENDOGEN, within thirty (30) days of such initiation, a [CONFIDENTIAL TREATMENT REQUESTED]* or

     (ii) In the event ENDOGEN identifies, in writing to BECTON, a proposed specific IVD Product, the use of which is supported by at least one publication in a leading scientific journal or other mutually agreed to support, BECTON shall [CONFIDENTIAL TREATMENT REQUESTED]* from receipt of such notice initiate pre-clinical development, which shall consist of the proposal of a development plan for IVD Product production, seeking regulatory approval and marketing forecasts and proposals of the specific IVD Products, such development plan must be approved by ENDOGEN, however, ENDOGEN's approval shall not be unreasonably denied or delayed. Also, to complete BECTON's exercising of the Option, BECTON shall, within thirty (30) days following the expiration of such [CONFIDENTIAL TREATMENT REQUESTED]*, pay ENDOGEN a one time exercise fee for that IVD Product [CONFIDENTIAL TREATMENT REQUESTED]*.

6.4 Upon approval of such IVD Product under subparagraphs 6. 3 (i) or (ii), above, by the FDA or other equivalent foreign agency or regulatory body, BECTON shall [CONFIDENTIAL TREATMENT REQUESTED]* within thirty (30) days of such approval. It is the intention of the parties that such fees are to be paid [CONFIDENTIAL TREATMENT REQUESTED]* IVD Product and regardless of the number of regulatory approved uses or applications for that IVD Product.

6.5 To maintain the Option for the time period set in Paragraph 6.1; BECTON shall pay to ENDOGEN an annual Option renewal fee of [CONFIDENTIAL TREATMENT REQUESTED]*



----------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

within thirty (30) days of the anniversary date of the Effective Date. Such annual Option renewal fee shall be paid yearly beginning on the first anniversary of the Effective Date and continuing thereafter for a period of [CONFIDENTIAL TREATMENT REQUESTED]* years.

Section 7.   TERM AND TERMINATION
---------------------------------

7.1 Unless sooner terminated as hereinafter provided, the term of this Agreement shall be from the date hereof and shall continue for the life of the Licensed Patent(s) on a per Product basis.

7.2 If BECTON shall, at anytime default in any obligation hereunder, including but not limited to: failing to make any report, providing materially false reports, failing to pay any royalties or failing to permit the inspection of its books and records or is in material breach of any provision of this Agreement as herein above required, and such default shall not be cured within sixty (60) days after written notice from ENDOGEN to BECTON specifying the nature of the default, ENDOGEN shall have the right to terminate this Agreement by giving written notice to the BECTON and upon the giving of such notice, such license shall terminate one (1) month thereafter.

7.3 Any termination pursuant to this Section 7 shall not relieve BECTON or ENDOGEN of any obligation or liability which accrued, or cause of action or claim which accrued or to accrue hereunto prior to such termination, and such termination shall not affect in any manner any rights of either party under this Agreement, or rescind or give rise to any right to rescind anything done or any payments made or other consideration given hereunder prior to the time such termination becomes effective.

Section 8.   WARRANTY
---------------------

8.1 ENDOGEN represents and warrants:

     (a)  that the ENDOGEN License is in full force and effect;



----------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     (b) that it has the right to grant the license set forth in Section 3 and the Option set forth in Section 5 hereof;

     (c) that there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions this Agreement other than as expressly set forth herein; and that to the best of ENDOGEN's knowledge all Licensed Patents, which have issued as patents are valid and enforceable;

8.2 ENDOGEN makes no other representations or warranties, express or implied, nor does ENDOGEN assume any liability in respect of any infringement or patents or other rights of third parties due to BECTON'S operation under the license herein granted.

Section 9.   DISAGREEMENTS
--------------------------

9.1 (a) In the event there is a disagreement between the ENDOGEN and BECTON, the parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party(ies) written notice of any dispute hereunder not resolved in the normal course of business. Within twenty (20) days after delivery of said notice, executives of each of the parties shall discuss by telephone or meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty (60) days of the disputing party's notice, or if the parties fail to discuss or meet within twenty (20) days, any party may initiate mediation of the controversy or claim under the then current Center for Public Resources Procedure for Mediation of Business Disputes.

(b) If a negotiator intends to be accompanied at a telephone conference or a meeting by an attorney, the other negotiators shall be given at least three (3) working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any state rules of evidence.

(c) If the mediation set forth in Section 9.1 (a) is unsuccessful in settling the disagreements agree to a binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association with a single arbitrator who is mutually agreed to by the parties in writing.

Section 10.   PAYMENTS, NOTICES, AND OTHER COMMUNICATIONS
---------------------------------------------------------

10.1 Any payment, notice or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sufficiently made or given on the date of mailing of sent to such party by certified or registered mail, postage prepaid, addressed to it at its address set forth below, or to such other address as it shall designate by written notice given to the other party, as follows:

In the case of ENDOGEN:        Endogen, Inc.
                               30 commerce Way
                               Woburn, MA 01801-1059
                               Attn.: President


In the case of BECTON:         PharMingen, Inc.
                               10975 Torreyana Road
                               San Diego, CA 92121
                               Attn.: President

And a copy to:                 Becton, Dickinson and Company
                               One Becton Drive
                               Franklin Lakes, New Jersey 07417-1880
                               Attn: Chief Patent and Licensing Counsel

Section 11.   ASSIGNMENTS
-------------------------

11.1 Neither party shall assign or transfer this Agreement, in whole or in part, or any interest arising under this Agreement, without the prior written consent of the other party. Such consent shall not be unreasonably withheld or delayed and shall not be deemed or operate to relieve the assigning or delegating party from any liabilities or obligations assumed or to be performed by it hereunder. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

Section 12.   APPLICABLE LAW
----------------------------

12.1 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New Jersey if any mediation, arbitration or claim is brought by ENDOGEN and in accordance with the law of the State of Massachusetts if any mediation, arbitration or claim is brought by BECTON, United States of America.

Section 13   Public Announcements
---------------------------------

13.1 Except as otherwise required by law, neither party shall make any public announcement with respect to the subject matter or existence of this Agreement and the transactions completed hereby, nor any other public announcement mentioning the other party without the prior written consent of the other party, which consent shall not be unreasonably denied or delayed.

Section 14.   MISCELLANEOUS
---------------------------

14.1 (a) This Agreement embodies the entire understanding of the parties and there are no other agreements or understandings between the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon such parties unless made in writing and signed on behalf of each of such parties by their respective proper officers thereunto duly authorized.

     (b) The heading of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. 14.2 Neither of the parties hereto shall be liable in damages or have the right to cancel for any delay or default in performing hereunder (other than delay or default in the payment of money) if such delay or default is caused by conditions beyond its control, including but not limited to Acts of God, governmental restrictions, continuing domestic or international problems such as war or insurrections, strikes, earthquakes, fires, flood, work stoppages, embargoes and/or other casualty or cause; provided, however, that any party hereto shall have the right to terminate this Agreement upon thirty (30) days prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the above-mentioned causes and such inability continues for a period of six (6) months.

[CONFIDENTIAL TREATMENT REQUESTED]*



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*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED
AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                      SIGNATURES ARE ON THE FOLLOWING PAGES

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date last subscribed below.

ENDOGEN:                              BECTON:
Endogen, Inc.                         Becton, Dickinson and Company
                                      Through its Subsidiary PharMingen


By: /s/ Owen A. Dempsey                By: /s/ Brad Kraft
    ---------------------------            -------------------------------------
        Owen A. Dempsey                Name: Brad Kraft
        CEO and President              Title: Vice President and General Manager

                                    EXHIBIT A
                                    ---------
                                Licensed Patents


Issued Patents (US identified but includes all foreign counterparts as well):
-----------------------------------------------------------------------------
[bullet]  [CONFIDENTIAL TREATMENT REQUESTED]*


Pending Patent Applications:
----------------------------
To be identified by ENDOGEN within thirty (30) days of the Effective Date.




----------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT B
                                    ---------
                              TcR Antibody Patents

Issued Patents (US identified but includes all foreign counterparts):
---------------------------------------------------------------------
[bullet]   [CONFIDENTIAL TREATMENT REQUESTED]*



Pending Patent Applications:
----------------------------
To be identified by ENDOGEN within thirty (30) days of the Effective Date.




----------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT C
                                    ---------
                                 Claim Coverage

                       [CONFIDENTIAL TREATMENT REQUESTED]*





----------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT C
                                    ---------
                            Claim Coverage Continued
                       [CONFIDENTIAL TREATMENT REQUESTED]*






----------------
*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL WHICH HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.